Exhibit 99.1

ViewRay Reports Third Quarter 2016 Financial Results

Received CE Mark and submitted FDA 510(k) application for MRIdian linac technology

•	Received 4 new orders for MRIdian Systems, totaling $24.5 million, up from 3 orders in Q2 and 2 orders in Q1
•	Total backlog of $125.2 million, representing 22 signed sales contracts, as of September 30, 2016
•	Completed $13.8 million private placement
•	Expanded Asia-Pacific market opportunity with MRIdian System regulatory approval in Japan and China
•	Clinical experience of MRIdian System’s unique abilities to treat cancer patients highlighted at ASTRO

CLEVELAND, November 14, 2016 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the third quarter and nine months ended September 30, 2016.

“We made significant progress in bringing our game-changing MRIdian linac technology to the market during the third quarter, filing the FDA 510(k) submission and receiving the CE Mark in September. We are now actively selling the MRIdian Linac System in Europe and have been encouraged by the strong interest there,” said Chris A. Raanes, President and Chief Executive Officer of ViewRay. “We secured four new orders in the quarter, two of which were from existing customers ordering a second system, giving us nine new orders in the first nine months of 2016. We recognized revenue on one system in the first quarter and we anticipate that we will recognize revenue on two systems in the fourth quarter of 2016.”

Mr. Raanes added, “Evidence of the clinical benefits of real-time MRI imaging while delivering radiotherapy continues to mount.  Recently, a research team led by Dr. Maria Thomas of Washington University in St. Louis reported results from a 30-patient study of women undergoing breast cancer radiation therapy showing that MRIdian allowed a 52% reduction in treatment volume1. In addition, presentations by MRIdian System users at the Annual Meeting of the American Society for Radiation Oncology (ASTRO) showed that clinicians are using on-table adaptive treatment and real-time tracking to treat a broad range of cancer patients, including patients whom they would not previously have considered safe to treat with radiation.”  These presentations can be viewed on ViewRay’s website at http://www.viewray.com/in-the-news.

Financial Results

Total revenue for the fiscal quarter ended September 30, 2016 was $0.4 million, compared to $5.3 million for the same period last year. Total revenue for the nine months ended September 30, 2016 was $6.1 million, compared to $5.8 million for the same period last year.

Cost of product revenue was $0.8 million for the fiscal quarter ended September 30, 2016, compared to $5.8 million for the same period last year. Total gross profit (loss) for the fiscal quarter ended September 30, 2016 was $(0.8) million, compared to $(0.8) million for the same period last year. Cost of product revenue was $6.9 million for the nine months ended September 30, 2016, compared to $6.3 million for the same period last year. Total gross profit (loss) for the nine months ended September 30, 2016 was $(2.5) million, compared to $(1.9) million for the same period last year.

Total operating expenses for the fiscal quarter ended September 30, 2016 were $10.1 million, compared to $8.3 million for the same period last year. Total operating expenses for the nine months ended September 30, 2016 were $31.2 million, compared to $26.5 million for the same period last year.

Net loss for the fiscal quarter ended September 30, 2016 was $(14.1) million, or $(0.35) per share, compared to $(10.3) million, or $(0.35) per share for the same period last year. Net loss for the nine months ended September 30, 2016 was $(39.6) million, or $(1.02) per share, compared to $(30.9) million, or $(2.96) per share, for the same period last year.

[1]	International Journal of Radiation Oncology Vol. 96, No. 4, pp. 785-792, 2016

ViewRay had total cash and cash equivalents of $14.6 million at September 30, 2016. In August 2016, ViewRay raised $13.8 million from a private placement of its common stock and warrants.

Conference Call and Webcast

ViewRay will hold a conference call on Monday, November 14, 2016 at 8:30 a.m. ET / 5:30 a.m. PT to discuss the results. The dial-in numbers are 844-277-1426 for domestic callers and 336-525-7129 for international callers. The conference ID number is 60847362. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 90 days following the call. In addition, a telephonic replay of the call will be available until November 22, 2016. The replay dial-in numbers are 855-859-2056 for domestic callers and 404-537-3406 for international callers. Please use the replay pin number 60847362.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY) designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian integrates MRI technology, radiation delivery and proprietary software to locate, target and track the position and shape of soft-tissue tumors during radiation. ViewRay believes this combination of enhanced visualization and accuracy will significantly improve outcomes for patients.

The MRIdian linac is a technology under development and not available for sale or distribution in the United States. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the development of ViewRay’s MRIdian linac technology, the anticipated recognition as revenue of the two systems in the fourth quarter of 2016 and ViewRay’s conference call to discuss its third quarter 2016 financial results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize MRIdian linac technology, competition in the industry in which ViewRay operates and overall market conditions. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents ViewRay files with the SEC available at www.sec.gov.

Contact:

Investor Relations:Media Enquiries:

Ajay BansalMichael Saracen

Chief Financial OfficerSenior Director, Marketing

1-844-MRIdian (674-3426)Phone: +1 440.703.3210, ext. 200

Email: media@viewray.com

VIEWRAY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Gross Orders	$24,500	$11,596	$52,780	$28,796
Backlog	$125,240	$77,956	$125,240	$77,956

Revenue:
Product	$—	$5,020	$5,240	$5,119
Service	298	56	813	419
Distribution Rights	59	—	59	—
Grant	—	240	—	240
Total revenue	357	5,316	6,112	5,778
Cost of revenue:
Product	803	5,766	6,869	6,311
Service	380	325	1,705	1,390
Total cost of revenue	1,183	6,091	8,574	7,701
Gross margin	(826)	(775)	(2,462)	(1,923)
Operating expenses:
Research and development	2,654	2,902	9,017	7,408
Selling and marketing	1,570	1,124	4,251	3,315
General and administrative	5,829	4,282	17,937	15,779
Total operating expenses	10,053	8,308	31,205	26,502
Loss from operations	(10,879)	(9,083)	(33,667)	(28,425)
Interest income	1	—	2	1
Interest expense	(1,707)	(1,053)	(4,166)	(2,376)
Other income (expense), net	(1,561)	(124)	(1,798)	(89)
Loss before provision for income taxes	$(14,146)	$(10,260)	$(39,629)	$(30,889)
Provision for income taxes	—	—	—	—
Net loss	$(14,146)	$(10,260)	$(39,629)	$(30,889)
Net loss per share, basic and diluted	$(0.35)	$(0.35)	$(1.02)	$(2.96)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	40,156,851	29,157,069	38,915,156	10,433,051

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,607	$20,667
Accounts receivable	300	830
Inventory	10,398	8,073
Deposits on purchased inventory	4,913	3,936
Deferred cost of revenue	10,220	8,782
Prepaid expenses and other current assets	2,209	1,329
Total current assets	42,647	43,617
Property and equipment, net	11,908	7,306
Restricted cash	1,143	943
Intangible assets, net	102	200
Other assets	31	91
TOTAL ASSETS	$55,831	$52,157
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,679	$4,358
Accrued liabilities	5,618	5,413
Customer deposits	14,300	12,763
Deferred revenue, current portion	12,006	5,616
Total current liabilities	33,603	28,150
Long-term debt, net	44,213	29,016
Deferred revenue, net of current portion	3,656	345
Warrant liability	4,372	—
Other long-term liabilities	3,496	1,603
TOTAL LIABILITIES	89,340	59,114
Commitments and contingencies
Stockholders’ deficit:
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at September 30, 2016 and December 31, 2015; 43,354,667 and 38,204,960 shares issued and outstanding at September 30, 2016 and December 31, 2015	424	372
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at September 30, 2016 and December 31, 2015; no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Additional paid-in capital	202,737	189,712
Accumulated deficit	(236,670)	(197,041)
TOTAL STOCKHOLDERS’ DEFICIT	(33,509)	(6,957)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$55,831	$52,157

(1) The condensed consolidated balance sheet as of December 31, 2015 was derived from audited financial statements as of that date.